UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2011, Pharmacyclics, Inc. (the “Company”) announced that Lori Kunkel, M.D. has been named the Chief Medical Officer.  In connection with her appointment, Dr. Kunkel will receive a salary at the rate of $440,000 per year and options (the “Kunkel Options”) to purchase 300,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Company’s 2004 Equity Incentive Award Plan (the “2004 Plan”), with an exercise price of $14.92, the fair market value on the date of grant, and a maximum term of 10 years.  Such Kunkel Options shall vest as follows:  4/48th of such grant will vest on April 11, 2012, and the remainder will vest proportionately on April 11, 2013, April 11, 2014 and April 11, 2015, with each such tranche vesting as long as Dr. Kunkel is providing services to the Company on such date.  The vesting of all tranches other than the initial tranche on April 11, 2012, shall be subject to the satisfaction of certain performance criteria to be determined and approved by the Compensation Committee of the Company (the “Compensation Committee”), in its sole discretion, with respect to each such period.

On December 1, 2011, the Company promoted Mahkam Zanganeh, D.D.S., MBA, the Company’s Chief of Staff & Vice President, Business Development, to the position of Chief Business Officer.  In connection with this promotion, Dr. Zanganeh received an increase in salary to $380,000 and options (the “Zanganeh Options”) to purchase an additional 100,000 shares of Common Stock pursuant to the 2004 Plan, with an exercise price of $14.92, the fair market value on the date of grant, and a maximum term of 10 years.  Such Zanganeh Options shall vest as follows:  4/48th of such grant will vest on April 11, 2012, thereafter 11/48th will vest on April 11, 2013; 11/48th will vest on April 11, 2014; 11/48th will vest on April 11, 2015 and 11/48th will vest on April 11, 2016, with each such tranche vesting as long as Dr. Zanganeh is providing services to the Company on such date.  Each such tranche shall be to the satisfaction of certain performance criteria to be determined and approved by the Compensation Committee, in its sole discretion, with respect to each period.

On December 2, 2011, the Company granted Rainer M. Erdtmann, the Company’s Vice President, Finance and Administration and Secretary, and Eric E. Hedrick, M.D., the Company’s Vice President, Oncology Development, options to purchase an additional 20,000 shares of Common Stock pursuant to the 2004 Plan, and granted David J. Loury, the Company’s Chief Scientific Officer, options to purchase an additional 7,500 shares of Common Stock pursuant to the 2004 Plan.  The options granted to such executive officers each have an exercise price of $15.63, the fair market value on the date of grant, and a maximum term of 10 years, and shall vest as follows:  25% on each of April 11, 2013, April 11, 2014, April 11, 2015, and April 11, 2016, with each such tranche vesting as long as such executive officers are providing services to the Company on such date.  Each such tranche shall be to the satisfaction of certain performance criteria to be determined and approved by the Compensation Committee, in its sole discretion, with respect to each period.

Item 8.01	Other Events.

On December 2, 2011, the Company issued a press release announcing Dr. Kunkel’s appointment as Chief Medical Officer.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 7, 2011
PHARMACYCLICS, INC.

	By:	/s/ Rainer M. Erdtmann
		Name:	Rainer M. Erdtmann
		Title:	Vice President, Finance & Administration and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 2, 2011.